Exhibit 10.7
                                  ------------




                            EMPLOYMENT AGREEMENT
                            --------------------

         THIS EMPLOYMENT AGREEMENT is made as of this 10 day of August, 1999 (the "Effective Date"), by and between BSD Medical Corporation, a Delaware corporation (the "Company"), and Hyrum A. Mead ("Employee").

                                   WITNESSETH:
                                   -----------

         WHEREAS, the Company and Employee desire to enter into a written agreement to set forth certain of the terms and conditions of Employee's employment as Hyrum A. Mead of the Company;

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter contained, the parties hereto agree as follows:

         1. Employment. The Company shall employ Employee as its President to perform such duties as are generally associated with such office. In such capacity, Employee shall report to and be subject to the direction and control of the Company's Board of Directors (the "Board"). Employee shall also serve as a member of the Board.

         2. Term of Agreement. This Agreement shall be effective as of the Effective Date and shall have an unspecified term.

         3. Duties and Restrictions.

              a. Duties. Employee shall perform, on behalf of the Company, all duties and services as directed by the Board and as are customarily incident to the position of President. Employee shall devote his full time, effort and attention during regular business hours to the business and affairs of the Company and shall perform his duties and services hereunder to the best of his ability. The Company acknowledges that Employee may in the future serve as a director, as a trustee or in a similar position with one or more other entities, provided that such service is consented to in advance by the Board, which consent will not be unreasonably withheld. Notwithstanding the foregoing, Employee may engage in charitable, civic and community activities during the term of this Agreement. Any fees or other compensation received by Employee for service as a director, as a trustee or in a similar position with another entity shall be retained by Employee.

              b. Confidentiality. Employee will execute and deliver to the Company the form of Employee Nondisclosure Agreement attached as Exhibit A hereto (the "Nondisclosure Agreement"). The provisions of the Nondisclosure Agreement shall survive any termination of this Agreement or an extension of Employee's tenure with the Company.

         4. Compensation. For the duties and services to be performed by Employee hereunder, the Company shall pay Employee and Employee agrees to accept the salary and other benefits described below in this paragraph 4.

              a. Salary. Employee shall receive a base salary of $125,000 per year, payable at such times as the other executive officers of the Company are paid, but not less frequently than one time per month. The base salary shall be reviewed annually by the Board or its compensation committee and any increases will be effective as of the date determined appropriate by the Board or its compensation committee. Employee's base salary, as in effect from time to time hereunder, shall not be decreased during the term of this Agreement.

              b. Incentive Stock Plan. Employee shall be eligible to participate in the Company's incentive stock plan. Under the Incentive Stock Option Plan, the Employee shall be granted the Option to purchase 200,000 shares of BSD Common Stock at the fair market value of such shares as determined by the stock trading price averaged over the previous 30 days to the date of signing this Agreement. This Option shall vest over the next five years in the amount of 40,000 per year. The vesting of the first 40,000 shall be one year from the signing date of this Agreement and the vesting of 40,000 in each of the subsequent four (4) years on the anniversary date on this Agreement.

              c. Employee Benefits. Employee shall be entitled to participate, to the extent he is eligible under the terms and conditions thereof, in any hospitalization or medical insurance plans, life insurance plans, retirement or other employee benefit plans, and shall be entitled to any perquisites, which are generally available to executives of the Company and, in addition thereto, as in the discretion of the Board are appropriate for the President of the Company. The Company shall be under no obligation to institute or continue the existence of any employee benefit plan described herein and may from time to time amend, modify or terminate any such employee benefit plan.

              d. Reimbursement of Expenses. Employee shall be authorized to incur and shall be reimbursed by the Company for reasonable expenses, provided that such expenses are substantiated in accordance with Company policies.

         5. Termination and Termination Payments and Rights.

              a. Employee has the right to terminate his employment by the Company upon not less than one (1) month prior written notice to the Company. In the event of such election, Employee's employment shall terminate effective upon the date set forth in such notice. In such event, the Company shall pay Employee all compensation (including base salary as well as any bonus that has been earned on or prior to the date of termination) due him to the date of termination.

              b. The Company shall have the right to terminate Employee's employment without Cause (as defined below) upon not less than thirty (30) days prior written notice to Employee. If, prior to a Change of Control (as defined below) (i) the Company shall terminate Employee's employment without Cause, or
(ii) Employee shall terminate his employment for Good Reason (as defined below), the Company shall pay Employee, in addition to the amounts specified by paragraph 5(a), all compensation and benefits for a period of six (6) months, including, but not limited to, salary at the highest rate paid to Employee prior to such termination, the total amount of bonuses paid or payable, including by reason of deferral, to Employee in respect of the preceding twelve months (excluding any signing bonus paid pursuant to this Agreement and annualized for bonuses in respect of a period of less than twelve months), and the continuation for six (6) months of all employee benefits and perquisites provided to Employee prior to the date of such termination.

              c. In the event of a Change of Control (as defined below) of the Company, if (i) the Company shall terminate Employee's employment without Cause, or (ii) Employee shall terminate his employment for Good Reason, the Company shall vest any Options granted to the Employee for the purchase of the Company's Stock with a 90 day period to exercise such Options. As used in this paragraph, a "Change of Control" shall mean: any transaction or series of transactions which result in the sale of all or substantially all of the assets of the Company; a merger or consolidation of the Company with or into another entity, as a result of which the shareholders of the Company immediately prior to such merger or consolidation do not hold, directly or indirectly, immediately following such merger or consolidation, a majority of the combined voting power of the outstanding securities of the surviving corporation in such merger or consolidation, irrespective of whether such surviving corporation is the Company, such other entity or such consolidated corporation; any acquisition by any person or entity of more than fifty percent (50%) of the issued and outstanding equity securities of the Company, the acquisition by any person or entity of debt instruments or equity securities of the Company which may, at any time, be converted into fifty percent (50%) or more of the issued and outstanding equity securities of the Company; the liquidation of the Company; or individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided, however, that any individual who becomes a director of the Company subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed to have been a member of the Incumbent Board; and provided further, that no individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of 1934, or any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to have been a member of the Incumbent Board. A Change of Control of the Company shall be deemed to have been completed upon the date that the transaction or transactions in question are actually completed.

              d. The Company shall have the right to terminate Employee's employment with Cause upon written notice to Employee. In such event, the Company shall pay Employee all compensation due him to the date of his termination.

         6. Definitions. For the purposes of this Agreement:

              a. "Cause" shall mean (A) willful and repeated failure to comply with a lawful written direction of the Board, (B) gross negligence or willful misconduct in the performance of duties to the Company and/or its subsidiaries, causing material harm to the Company and its subsidiaries, taken as a whole, (C) commission of any act of fraud with respect to the Company and/or its subsidiaries, or (D) conviction of a felony or a crime involving moral turpitude causing material harm to the standing and reputation of the Company and/or its subsidiaries, in each case as determined in good faith by the Board. No act or failure to act will be considered "willful" unless it is done, or omitted to be done, by Employee in bad faith or in direct contradiction to written instructions or directions of the Board of Directors.

              b. "Good Reason" shall mean the occurrence of any of the following events: (i) change by the Company or its successor of Employee's position or title of President; (ii) a reduction by the Company or its successor of Employee's base salary; (iii) the Company's or its successor's requiring Employee to be based anywhere other than within one hundred (100) miles of the greater Salt Lake City metropolitan area, except for required business travel; or (iv) the failure of the Company to obtain the written assumption of obligations required by paragraph 10 hereof.

         7. Vacation. Employee shall be entitled to paid vacation in accordance with the Company's vacation policies for senior executive officers, as in effect from time to time.

         8. DELETED

         9. Noncompetition Covenant. During the period specified below, Employee hereby agrees that he shall not do any of the following without the prior written consent of the Board:

              a. Compete. Carry on any business or activity (whether directly or indirectly, as a partner, shareholder, owner, principal, agent, director, affiliate, employee, advisor or consultant) which is competitive with the business conducted by the Company at the time of termination of Employee's employment. Ownership of no more than five percent of the outstanding voting stock of a publicly traded corporation shall not constitute a violation of this provision.

              b. Solicit Business. Solicit or influence or attempt to influence any client, customer or other person, either directly or indirectly, to direct such client's, customer's or other person's purchase of the Company's products and/or services away from the Company or to any person, firm, corporation, institution or other entity other than the Company.

              c. Solicit Personnel. Solicit any employee of the Company for employment by anyone other than the Company. For purposes of this Section, the term "solicit" shall not include the following activities by Employee: (i) advertising for employment in any bulletin board (including electronic bulletin boards), newspaper, trade journal or other publication available for general distribution to the public; (ii) participation in any hiring fair or similar event open to the public not targeted at the Company's employees, (iii) use of recruiting or employee search firms that have been instructed by Employee not to target any such employee, and (iv) negotiating with and/or offering employment to any such employee who initially contacts Employee or one of his affiliates or who engages in discussions with Employee or one of his affiliates as a result of any of the activities included in clauses (i)-(iii). Employee may employ any such employee provided that neither he nor any of his affiliates has solicited such employee in contravention of this paragraph 9(c).

              d. Termination. The covenants set forth in this paragraph 9 shall be effective commencing as of the date hereof and shall continue for a period of one year following termination of Employee's employment with the Company.

         10. Successors. Any successor to the Company (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) or to all or substantially all of the Company's business and/or assets shall assume (in writing or by operation of law) the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. The terms of this Agreement and all of the rights of the parties hereunder shall inure to the benefit of, and be enforceable by, Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

         11. Notice. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or sent by facsimile or five days after having been mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. Mailed notices to Employee shall be addressed to Employee at the address recorded in Employee's personnel file. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its President or Secretary.

         12. Share Purchase. In connection with the execution of this Agreement, the Company may in future grant to Employee Hyrum Mead the right to purchase from the company additional shares of the Company's common shares, as deemed appropriate at the time solely by the BSD Board of Director at the time.

         13. Miscellaneous Provisions.

              a. Waiver. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by Employee and by an officer of the Company (other than Employee) authorized by the Board to sign such modification, waiver or discharge. No waiver by either party or any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

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

              b. Entire Agreement. No agreement, representation or understanding (whether oral or written and whether express or implied), which is not expressly set forth in or attached to this Agreement has been made or entered into by either party with respect to the subject matter hereof.

              c. Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Utah applicable to contracts wholly made and performed in such state.

              d. Severability. If any term or provision of this Agreement or the application thereof to any circumstance shall, in any jurisdiction and to any extent, be invalid or unenforceable, such term or provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining terms and provisions of this Agreement or the application of such term and provision to circumstances other than those as to which it is held invalid or unenforceable, and a suitable and equitable term or provision shall be substituted therefor to carry out, insofar as may be valid and enforceable, the intent and purpose of the invalid or unenforceable term or provision.

              e. Employment Taxes. All payments made pursuant to this Agreement will be subject to withholding of applicable income and employment taxes.

              f. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but both of which together will constitute one and the same instrument.

         14. Arbitration of Disputes. Any controversy, dispute or claim arising out of or relating to this Agreement, the breach thereof, or the employment relationship between the parties which cannot be resolved amicably by the parties shall be settled by arbitration in Salt Lake City, Utah, before a single arbitrator, in accordance with the rules of the American Arbitration Association. This arbitration shall be binding on the parties and the arbitration decision may be enforced in a court of competent jurisdiction in accordance with the laws of the State of Utah. The only exception to the preceding sentences of this provision is in paragraph 15 below, relating to injunction proceedings. The Company will be responsible for the arbitration costs incurred in arbitrating any said dispute, unless the arbitration decision, taken as a whole, is adverse to Employee.

         15. Injunctive Relief. Employee stipulates that the covenants contained in paragraph 14 to be performed by him under this Agreement are of special, unique, unusual, and extraordinary value and that the breach of such covenants cannot reasonably or adequately be compensated in damages. Accordingly, Employee agrees that any breach of paragraph 9 or of Exhibit A to this Agreement by Employee will entitle the Company to injunctive or other equitable relief to prevent such breach, either before an arbitrator as provided in paragraph 14 above, or before any court having jurisdiction over the parties.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                            [Company] BSD Medical Corporation


                                            By:
                                            Its:


                                            Employee:


                                            ------------------------------------

                                    EXHIBIT A

                        EMPLOYEE NONDISCLOSURE AGREEMENT
                        --------------------------------


         This Agreement is entered into this _____ day of ___________, 1999, by and between BSD Medical Corporation, a Delaware corporation (hereinafter the "Company"), having a principal business office at 2188 West 2200 South, West Valley, Utah 84119 and Hyrum A. Mead ("Employee"), an individual residing at202 Coventry Lane, North Salt Lake, Utah, 84054.

RECITALS

         A. The Company has developed or may develop and/or acquire  proprietary
technology  and  other  confidential   information   relating  to  its  business
activities, systems and methods.

         B. Employee desires to be employed by the Company and to provide assistance, as directed by the Company, in connection with the Company's business.

         C. In fulfilling the duties of his employment with the Company, the parties contemplate that Employee should have access to information concerning the Company.

         NOW THEREFORE, in consideration of the mutual covenants and promises hereinafter contained, the employment and/or continued employment of Employee, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Employee hereby agree as follows:

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TERMS OF AGREEMENT
------------------

Section 1:  Definitions
-----------------------

         1.1 As used in this Agreement, the terms "Technology" shall mean proprietary devices, systems, methods and products developed and/or acquired by the Company relating to its business as presently conducted or as conducted in the future, including, but not limited to, computer software, diagrams, blueprints, patent applications, prototypes, trade secrets, know-how, data and technical information relating thereto.

         1.2 As used in this Agreement, the term "Confidential Information" shall mean the Technology as well as any and all knowledge and information regarding the Company which Employee acquires as a result of his employment with the Company. Confidential Information includes all written and oral communications regarding the Technology and marketing, financial, costing and other information related to the Company or its business, whether in the form of lists, memoranda, letters, transcripts, sound or video recordings, computer software, printed materials, or other information storage or recording media. Excluded from the definition of Confidential Information is non-proprietary data which is known or available to the public generally.

Section 2: Disclosure by the Company
------------------------------------

         2.1 Subject to the terms and conditions of this Agreement, the Company will employ and/or continue to employ Employee and will disclose to Employee and/or allow Employee to have access to such Confidential Information as the Company believes is reasonably necessary to enable Employee to fulfill his duties.

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

Section 3:  Employee's Obligation of Confidence
-----------------------------------------------

         3.1 Employee acknowledges that the Confidential Information made available to Employee under this Agreement is owned and shall continue to be owned solely by the Company. Employee will not use or divulge any Confidential Information to any individual or entity without the Company's prior written consent, except to the extent that such Confidential Information (1) is used by the Executive during the Employment Period in the performance of his duties pursuant to this Agreement or (2) is required to be disclosed by any law, regulation or order of any court or regulatory commission, department or agency.

         3.2 Notwithstanding the provisions of paragraph 3.1 above, Employee shall have no obligation of confidence with respect to information which Employee can reasonably demonstrate:

              (i) was in his possession in tangible form prior to the date of this Agreement, or

              (ii) was independently developed by or for him without reference to any of the Confidential Information disclosed under this Agreement, or

              (iii) was independently developed by or for him from sources without reference to any of the Confidential Information of the Company, or

              (iv) has become generally known in the trade or to the public either prior to or subsequent to the Company's disclosure to Employee through no fault of Employee.

         3.3 If Employee contends that any information does not constitute Confidential Information because of one or more of the provisions of paragraph
3.2 above, then, if such contention is not accepted by the Company, Employee shall not disregard his duty to hold such information in confidence under this
Section 3 unless and until final adjudication is rendered by a court of competent jurisdiction in favor of Employee.

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

         3.4 Except in connection with the performance of his duties as an officer or director of the Company, Employee shall not remove from the Company's place of business any of the Company's books, records, discs, tapes, documents or any copies of such documents, or make any copies of such books, records or documents for use outside of the Company's place of business except as specifically authorized in writing by the Company.

Section 4:  Ownership and Disclosure of Improvements
----------------------------------------------------

         4.1. The Company is and shall be the owner of all rights, title and interest in and to the following: (1) all original computer software, technical data or written materials originated and/or prepared for the Company by Employee, including designs, plans and specifications, (2) all ideas, concepts, know-how, or techniques relating to such technical data or written materials developed during the course of Employee's employment with the Company; and (3) all inventions, discoveries, or improvements, including ideas, concepts, know-how, or techniques relating to the Technology that were (a) developed by Employee or (b) conceived or originated by Employee solely or jointly with others (i) at the Company's request or expense, at its facilities, (ii) in the course of Employee's employment with the Company, or (iii) based on knowledge or information obtained from the Company during the course of such employment.

         4.2 Employee will promptly communicate and disclose to the Company all such data, materials, ideas, concepts, know-how, techniques, inventions, discoveries  and  improvements,  whether  patentable  or  not,  referred  to  in paragraph 4.1 above, together with any and all other enhancements, modifications, and/or improvements of or to the Technology which Employee conceives, works upon, or otherwise becomes aware of during the term of this Agreement.

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

         4.3 Employee will irrevocably assign, transfer and set over to the Company the entire right, title and interest in and to each such idea, concept, technique, invention, discovery, improvement, enhancement and modification referred to in paragraphs 4.1 and 4.2 above, including without limitation all right and title in and to any data, materials, know-how, patents, copyrights, or trade secrets which embody all or any part thereof. Employee will also execute, acknowledge, and deliver any and all instruments, documents and papers and do any and all other things that may be deemed to be reasonably necessary by the Company to carry out the provisions of this Section 4.

Section 5:  Restrictive Covenants
---------------------------------

         5.1 Employee agrees that during the term of this Agreement and thereafter for a period of one (1) year he will not directly or indirectly use any of the Company's Confidential Information in any business, profession or other endeavor which is either directly or indirectly in competition with the business of the Company.

Section 6:  Term and Termination
--------------------------------

         6.1 This Agreement shall remain in effect for so long as Employee continues his employment with the Company. Upon termination of Employee's employment with the Company for any reason, with or without cause, this Agreement shall automatically terminate. However, the obligations contained in Sections 3, 4, 5, and 6 shall survive the termination of this Agreement. In addition, the termination of this Agreement shall not affect any of the rights or obligations of either party arising prior to or at the time of the termination of this Agreement, or which may arise by any event causing the termination of this Agreement.

         6.2 Within two (2) weeks following the written request of the Company after the termination of this Agreement for any reason, Employee shall furnish the Company with written notice specifying that through reasonable care and to the best of his knowledge, all Confidential Information has been returned to the Company, including all originals and all copies of any documentation containing any portion of the Company's Confidential Information.

Section 7:  Remedies
--------------------

         7.1 Employee acknowledges that compliance with Sections 3, 4, and 5 is necessary to protect the business and goodwill of the Company and that a breach of any of these provisions will irrevocably and continually damage the Company, for which money damages may not be adequate.

         7.2 Consequently, in the event that Employee breaches or threatens to breach any of the obligations of Sections 3, 4 and/or 5 of this Agreement, the Company shall be entitled to a preliminary and permanent injunction prohibiting Employee from violating this Agreement in order to prevent the continuation of such harm and to obtain money damages insofar as they can be determined.

         7.3 Nothing in this Agreement shall be construed to prohibit the Company from also pursuing any other remedy available to it, the parties having agreed that all remedies are to be cumulative.

Section 8:  Miscellaneous Provisions
------------------------------------

         8.1 Neither party shall have the right to assign any rights or obligations under this Agreement without the prior written approval of the other party, except that the Company shall have the right to assign this Agreement as part of any merger, acquisition, reorganization, or similar transaction.

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

         8.2 The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability, of any other provision of this Agreement, and each provision shall be enforced to the maximum extent permitted by applicable law.

         8.3 This Agreement shall be binding upon and shall inure to the benefit of the parties, their successors, assigns, executors, administrators, and personal representatives.

         8.4 This Agreement is the complete and exclusive statement of the agreement between the parties relating to the subject matter of this Agreement, and this Agreement supersedes all proposals, or prior agreements and understandings, whether oral or written, and all other communications relating to the subject matter of this Agreement.

         8.5 This Agreement may only be amended, or any provision herein waived, by written instrument executed by each party hereto. No waiver of any provision hereof shall constitute a waiver of any other provision hereof, whether or not similar, nor shall such waiver constitute a continuing waiver unless otherwise expressly provided herein.

         8.6 This Agreement and its validity and interpretations shall be governed by and construed in accordance with the laws of the State of Utah, notwithstanding any choice of law rules of Utah or any other state or jurisdiction.


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

         IN WITNESS WHEREOF, the parties have signed and entered into this Agreement as of the date first above written.

         The Company:
                                       -----------------------------------------


                                       /s/ Paul F. Turner
                                       -----------------------------------------
                                       By: Paul F. Turner
                                       Its: Acting President and Chairman

         Employee:                     /s/ Hyrum  A. Mead
                                       -----------------------------------------






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